Exhibit 5

[Face of Security]

Registered No. FXR-	(Each Note representing $1,000 principal amount of this Security)
CUSIP No.
ISIN No.

THIS SECURITY IS A GLOBAL SECURITY, WITHOUT COUPONS, EXCHANGEABLE FOR ONE OR MORE DEFINITIVE REGISTERED SECURITIES OF THIS SERIES, WITHOUT COUPONS, AT THE PRINCIPAL OFFICE OF THE SECURITY REGISTRAR IN THE CITY OF NEW YORK ONLY UNDER THE CIRCUMSTANCES DESCRIBED HEREIN. THE RIGHTS ATTACHING TO THIS GLOBAL SECURITY AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE REGISTERED SECURITIES OF THIS SERIES (“REGISTERED SECURITIES”) ARE AS SPECIFIED HEREIN AND IN THE INDENTURE. THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. IN ADDITION, THE DEPOSITARY MAY NOT SELL, ASSIGN, TRANSFER OR OTHERWISE CONVEY ANY BENEFICIAL INTEREST IN THIS GLOBAL SECURITY UNLESS SUCH BENEFICIAL INTEREST IS IN AN AMOUNT EQUAL TO AN AUTHORIZED DENOMINATION FOR SECURITIES OF SUCH SERIES, AND THE DEPOSITARY, BY ACCEPTING THIS GLOBAL SECURITY, AGREES TO BE BOUND BY THE PROVISIONS HEREOF.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY ANY FEDERAL AGENCY.

WACHOVIA CORPORATION

% Enhanced Yield Securities

Linked to the Common Stock of Consol Energy Inc.

due

Senior Global Medium-Term Note, Series G

ORIGINAL ISSUE DATE:

REQUIRED CURRENCY: U.S. dollars

REDEMPTION AMOUNT:

•      On the Maturity Date, the Company shall redeem this security and pay to the Holder, for each $1,000 of the Principal Amount hereof (each, a “Note”), the Redemption Amount.

•      The Redemption Amount per Note shall be determined by the Calculation Agent and shall equal the amount calculated pursuant to Section 1 on the face of this Security.

ORIGINAL ISSUE DISCOUNT SECURITY: N/A

INTEREST RATE:     % per annum

REDEEMABLE AT OPTION OF: N/A

INITIAL REDEMPTION DATE: N/A

INITIAL REDEMPTION PERCENTAGE: N/A

ANNUAL REDEMPTION PERCENTAGE REDUCTION: N/A

PRINCIPAL AMOUNT: $

MATURITY DATE:

INTEREST PAYMENT DATES:

REGULAR RECORD DATES:

REPAYMENT DATE(S): N/A

REPAYMENT PRICE(S): N/A

OTHER TERMS:

LISTING: American Stock Exchange

CALCULATION AGENT: Wachovia Bank,
        National Association

UNDERLYING STOCK: Common Stock of
        Consol Energy Inc.

UNDERLYING STOCK ISSUER: Consol Energy Inc.

Terms left blank or marked “N/A”, “No”, “None” or in a similar manner do not apply to this Security except as otherwise may be specified.

Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise. Other terms used in this Security that are not defined herein but that are defined in the Indenture referred to on the face of this Security are used herein as defined therein.

Wachovia Corporation, a North Carolina corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, a sum for each Note equal to the Redemption Amount, if any, as described below, on the Maturity Date.

An “Antidilution Adjustment” shall have the meaning set forth in Section 6 on the face of this Security.

The “Base Closing Price” shall have the meaning set forth in Section 6 on the face of this Security.

A “Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close.

The “Closing Price” shall have the meaning set forth in Section 4 on the face of this Security.

The “Debt Portion” shall have the meaning set forth in Section 9 on the face of this Security.

The “Distribution Property” shall have the meaning set forth in Section 6 on the face of this Security.

The “Exchange Act” means the Securities Exchange Act of 1934, as amended.

The “Exchange Property” shall have the meaning set forth in Section 6 on the face of this Security.

The “Ex-Dividend Date” shall have the meaning set forth in Section 6 on the face of this Security.

An “Extraordinary Dividend” shall have the meaning set forth in Section 6 on the face of this Security.

The “Final Stock Price” shall be determined by the Calculation Agent and shall equal the Closing Price per share of the Underlying Stock multiplied by the Share Multiplier on the Valuation Date.

The “Initial Stock Price” is $            , the closing price per share of the Underlying Stock on             .

A “Knock-In Event” shall occur if, as determined by the Calculation Agent, the Market Price of the Underlying Stock multiplied by the Share Multiplier has fallen to or below the Knock-In Price at any time during regular business hours of the Relevant Exchange on any Trading Day following the Pricing Date, to and including the Valuation Date.

The “Knock-In Price” is $            , the price that is 25% below the Initial Stock Price.

A “Market Disruption Event” means the occurrence or existence of any of the events as described in Section 5 on the face of this Security.

The “Market Price” means, on any Trading Day and at any time during the regular business hours of the Relevant Exchange, the latest reported sale price of the Underlying Stock (or any other security for which a Market Price must be determined) on that Relevant Exchange at that time, as determined by the Calculation Agent.

A “Marketable Security” shall have the same meaning set forth in Section 6 on the face of this Security.

The “NASD” has the meaning set forth in Section 4(c) on the face of this Security.

A “New Stock” shall have the same meaning set forth in Section 6 on the face of this Security.

The “New Stock Share Multiplier” shall have the same meaning set forth in Section 6 on the face of this Security.

The “Non-Stock Exchange Property” shall have the same meaning set forth in Section 6 on the face of this Security.

The “OTC Bulletin Board” has the meaning set forth in Section 4(c) on the face of this Security.

The “Put Option” shall have the meaning set forth in Section 9 on the face of this Security.

The “Redemption Amount” means the amount payable per Note of this Security that shall be determined by the Calculation Agent pursuant to Section 1 on the face of this Security.

A “Reference Basket Event” shall have the same meaning set forth in Section 6 on the face of this Security.

The “Reference Basket Stocks” shall have the same meaning set forth in Section 6 on the face of this Security.

The “Relevant Exchange” means the primary U.S. securities organized exchange or market of trading for the Underlying Stock. If a Reorganization Event has occurred, the Relevant Exchange shall be the stock exchange or securities market on which the Distribution Property that is a listed equity security is principally traded, as determined by the Calculation Agent.

A “Reorganization Event” shall have the meaning set forth in Section 6 on the face of this Security.

The “Share Multiplier” shall equal 1.0, subject to adjustment for certain corporate events relating to the Underlying Stock Issuer as described in Section 6 on the face of this Security.

A “Specified Day” shall have the meaning set forth in Section 8 on the face of this Security.

A “Trading Day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. (“NYSE”), the American Stock Exchange, the Nasdaq National Market, the Chicago Board Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

The “Valuation Date” is the fifth Trading Day prior to the Maturity Date. However, if that day occurs on a day on which the Calculation Agent has determined that a Market Disruption Event has occurred or is continuing, the Valuation Date shall be postponed until the next succeeding Trading Day on which the Calculation Agent has determined that a Market Disruption Event has not occurred or is not continuing. If the Valuation Date is postponed, then the Maturity Date of the Notes shall be postponed by an equal number of Trading Days.

1. Payment at Maturity; Redemption Amount

The Redemption Amount per Note shall be determined by the Calculation Agent and shall be a cash payment equal to the principal amount of the Note, plus any accrued but unpaid interest, unless:

(a)	a Knock-In Event has occurred; and

(b)	the Final Stock Price is less than the Initial Stock Price.

If the conditions described in (a) and (b) both occur, for each Note, instead of a cash payment, the Redemption Amount shall be a number of shares of the Underlying Stock equal to (the number of shares of the Underlying Stock equal to $1,000 on             ) multiplied by the Share Multiplier, plus any accrued but unpaid interest in cash. The number of shares of the Underlying Stock equal to $1,000 on the pricing date will be determined as follows:

$1,000
initial stock price

If the calculation of the number of shares of the Underlying Stock per Note on the Valuation Date results in fractional shares, such fractional shares shall be paid in U.S. dollar amounts equal to the fractional number of shares multiplied by the Closing Price per share of the Underlying Stock on the Valuation Date.

If the Company determines that it is prohibited from delivering shares of the Underlying Stock, or that it would otherwise be unduly burdensome to deliver shares of the Underlying Stock, on the Maturity Date, it shall pay the Redemption Amount per Note in cash in an amount equal to the Closing Price per share of the Underlying Stock on the Valuation Date multiplied by the number of shares of the Underlying Stock that correspond to a Note, plus any accrued but unpaid interest. Any such determination shall be made in the sole discretion of the Company.

2. Payment of Interest

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be payable on each Interest Payment Date, as specified on the face hereof, and on the Maturity Date, commencing with the first Interest Payment Date after the Original Issue Date of this Security. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date 15 calendar days prior to each Interest Payment Date as specified on the face hereof (whether or not a Business Day). Any such interest not so punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest (notice whereof to be given to the Holder of this Security not less than 10 days prior to such Special Record Date), or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Notwithstanding the foregoing, interest payable on this Security on the Maturity Date shall be payable to the person to whom principal shall be payable unless the Maturity Date is an Interest Payment Date.

3. Calculation Agent; Determinations

All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of this Security. The Company may at any time change the Calculation Agent without notice to Holders of this Security.

4. Closing Price

The Closing Price for one share of the Underlying Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means:

(a)	if the Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Underlying Stock (or any such other security) is listed or admitted to trading,

(b)	if the Underlying Stock (or any such other security) is a security of the Nasdaq National Market (and provided that the Nasdaq National Market is not then a national securities exchange), the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on such day, or

(c)	if the Underlying Stock (or any such other security) is neither listed or admitted to trading on any national securities exchange nor a security of the Nasdaq National Market but is included in the OTC Bulletin Board Service

(the “OTC Bulletin Board”) operated by the National Association of Securities Dealers, Inc. (the “NASD”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the Underlying Stock (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of the Underlying Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day.

If the last reported sale price or Nasdaq official closing price, as applicable, for the Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for the Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of Wachovia Capital Markets, LLC or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “security of the Nasdaq National Market” will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto.

5. Market Disruption Event

A “Market Disruption Event”, as determined by the Calculation Agent, means the occurrence or existence of any of the following events:

(a)	a suspension, absence or material limitation of trading in the Underlying Stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market;

(b)	a suspension, absence or material limitation of trading in option or futures contracts relating to the Underlying Stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;

(c)	the Underlying Stock does not trade on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or what was the primary market for the Underlying Stock; or

(d)	any other event that materially interferes with the Company’s ability or the ability of any of the Company’s affiliates to unwind all or a material portion of a hedge with respect to the Notes that the Company or its affiliates have effected or may effect.

The following events shall not be Market Disruption Events:

(a)	a limitation on the hours or number of days of trading in the Underlying Stock on its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Underlying Stock.

For this purpose, an “absence of trading” in the primary market on which option or futures contracts relating to the Underlying Stock, if available, are traded shall not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in option or futures contracts relating to the Underlying Stock, if available, in the primary market for such option or futures contracts, by reason of any of:

(a)	a price change exceeding limits set by that market;

(b)	an imbalance of orders relating to such option or futures contracts; or

(c)	a disparity in bid and asked quotes relating to such option or futures contracts shall constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to the Underlying Stock in the primary market for those contracts.

6. Antidilution Adjustments

The Share Multiplier is subject to adjustments by the Calculation Agent as a result of the dilution and reorganization adjustments described in this Section 6 (each such adjustment an “Antidilution Adjustment”).

If one of the events described below occurs with respect to the Underlying Stock and the Calculation Agent determines that such event has a diluting or concentrative effect on the Market Price of the Underlying Stock, the Calculation Agent shall calculate a corresponding Antidilution Adjustment to the Share Multiplier as the Calculation Agent deems appropriate to account for such dilutive or concentrative effect. For example, if an Antidilution Adjustment is required because of a two-for-one stock split, then the Share Multiplier shall be adjusted by the Calculation Agent by multiplying the existing Share Multiplier by a fraction whose numerator is the number of shares of the Underlying Stock outstanding immediately after the stock split and whose denominator is the number of shares of the Underlying Stock outstanding immediately prior to the stock split. Consequently, the Share Multiplier shall be adjusted to double the prior Share Multiplier, due to the corresponding decrease in the Market Price of the Underlying Stock.

The Calculation Agent shall also determine the effective date of any such Antidilution Adjustment, and the replacement of the Underlying Stock, if applicable, in the event of consolidation or merger or certain other events in respect of the Underlying Stock Issuer. Upon making any such Antidilution Adjustment, the Calculation Agent shall give notice as soon as practicable to the Trustee, stating the Antidilution Adjustment to the Share Multiplier. The Calculation Agent shall not be required to make any Antidilution Adjustments to the Share Multiplier after the close of business on the fifth Trading Day immediately prior to the Maturity Date. In no event, however, shall any Antidilution Adjustment to the Share Multiplier during the term of the Notes be deemed to change the principal amount per Note, which is fixed at one-fortieth of the initial stock price of the Underlying Stock.

If more than one event described below requiring an Antidilution Adjustment occurs with respect to the Underlying Stock, the Calculation Agent shall make an Antidilution Adjustment for each such event in the order in which such events occur, and on a cumulative basis. Thus, having made an Antidilution Adjustment for the first such event, the Calculation Agent shall adjust the Share Multiplier for the second such event, applying the required Antidilution Adjustment to the Share Multiplier as already adjusted for the first such event, and so on for any subsequent events.

For any dilution event described below, other than a consolidation or merger, the Calculation Agent shall not have to adjust the Share Multiplier unless the Antidilution Adjustment would result in a change to the Share Multiplier then in effect of at least 0.1%. The Share Multiplier resulting from any Antidilution Adjustment shall be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

If an event requiring an Antidilution Adjustment occurs, the Calculation Agent shall make the Antidilution Adjustment with a view to offsetting, to the extent practical, any change in the economic position of the Holders relative to the Notes that results solely from such event. The Calculation Agent may, in its sole discretion, modify such Antidilution Adjustments as necessary to ensure an equitable result.

The Calculation Agent shall make all determinations with respect to Antidilution Adjustments, including any determination as to whether an event requiring an Antidilution Adjustment has occurred, as to the nature of the Antidilution Adjustment required and how such Antidilution Adjustment shall be made or as to the value of any property distributed in a Reorganization Events. In the absence of manifest error, those determinations shall be conclusive for all purposes and shall be binding on the Holders and the Company, without any liability on the part of the Calculation Agent. The Holders shall not be entitled to any compensation from the Company for any loss suffered as a result of any of the above determinations by the Calculation Agent. The Calculation Agent shall provide information about any Antidilution Adjustment that it makes upon written request of a Holder.

No Antidilution Adjustments shall be made for certain other events, such as offerings of common stock by the Underlying Stock Issuer for cash or in connection with the occurrence of a partial tender or exchange offer for the Underlying Stock by the Underlying Stock Issuer.

The following events are those that may require an Antidilution Adjustment of the Share Multiplier:

(a)	a subdivision, consolidation or reclassification of the Underlying Stock or a distribution or dividend of Underlying Stock to existing holders of the Underlying Stock by way of bonus, capitalization or similar issue;

(b)	a distribution or dividend to existing holders of the Underlying Stock of:

(i)	shares of the Underlying Stock,

(ii)	other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Underlying Stock Issuer equally or proportionately with such payments to holders of the Underlying Stock, or

(iii)	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing Market Price as determined by the Calculation Agent;

(c)	the declaration by the Underlying Stock Issuer of an Extraordinary Dividend or special dividend or other distribution whether in cash or shares of the Underlying Stock or other assets;

(d)	a repurchase by the Underlying Stock Issuer of its common stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(e)	any other similar event that may have a diluting or concentrative effect on the Market Price of the Underlying Stock; and

(f)	a consolidation of the Underlying Stock Issuer with another company or merger of the Underlying Stock Issuer with another company.

If the Underlying Stock is subject to a stock split or a reverse stock split, then once such stock split or reverse stock split, as the case may be, has become effective the Calculation Agent shall adjust the Share Multiplier to equal the product of the prior Share Multiplier and the number of shares issued in such stock split or reverse stock split with respect to one share of the Underlying Stock.

If the Underlying Stock is subject to a stock dividend payable in shares of the Underlying Stock that is given ratably to all holders of shares of the Underlying Stock, then once the dividend has become effective the Calculation Agent shall adjust the Share Multiplier on the Ex-Dividend Date to equal the sum of the prior Share Multiplier plus the product of:

(i)	the number of shares issued with respect to one share of the Underlying Stock, and

(ii)	the prior Share Multiplier.

The Ex-Dividend Date for any dividend or other distribution is the first day on and after which the Underlying Stock trades without the right to receive such dividend or distribution.

The Share Multiplier shall not be adjusted to reflect dividends, including cash dividends or other distributions paid with respect to the Underlying Stock, other than:

(i)	stock dividends described above,

(ii)	issuances of transferable rights and warrants as described below,

(iii)	distributions that are spin-off events described below, and

(iv)	Extraordinary Dividends described below.

An “Extraordinary Dividend” means each of (a) the full amount per share of Underlying Stock of any cash dividend or special dividend or distribution that is identified by the Underlying Stock Issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the Underlying Stock Issuer as an extraordinary or special dividend or distribution) distributed per share of Underlying Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of Underlying Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment as described in this Section 6, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Closing Price of the Underlying Stock on the Trading Day preceding the Ex-Dividend Date (that is, the day on and after which transactions in Underlying Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Closing Price, the “Base Closing Price”) and (c) the full cash value of any non-cash dividend or distribution per share of Underlying Stock (excluding Marketable Securities, as defined below).

If the Underlying Stock is subject to an Extraordinary Dividend, then once the Extraordinary Dividend has become effective the Calculation Agent shall adjust the Share Multiplier on the Ex-Dividend Date to equal the product of:

(v)	the prior Share Multiplier, and

(vi)	a fraction, the numerator of which is the Base Closing Price of the Underlying Stock on the Trading Day preceding the Ex-Dividend Date and the denominator of which is the amount by which the Closing Price of the Underlying Stock on the Business Day preceding the Ex-Dividend Date exceeds the Extraordinary Dividend.

Notwithstanding anything herein, the initiation by the Underlying Stock Issuer of an ordinary dividend on the Underlying Stock or any announced increase in the ordinary dividend on the Underlying Stock shall not constitute an Extraordinary Dividend requiring an Antidilution Adjustment.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component of such Extraordinary Dividend shall be determined by the Calculation Agent. A distribution on the Underlying Stock that is a dividend payable in shares of Underlying Stock, an issuance of rights or warrants or a spin-off event that is also an Extraordinary Dividend shall result in an Antidilution Adjustment to the number of shares of Underlying Stock only as described in this Note with respect to stock dividends, transferable right and warranties or Reorganization Events, as the case may be, and not with respect to an Extraordinary Dividend.

If the Underlying Stock Issuer issues transferable rights or warrants to all holders of the Underlying Stock to subscribe for or purchase the Underlying Stock at an exercise price per share that is less than the Closing Price of the Underlying Stock on the Trading Day before the Ex-Dividend Date for such issuance, then the Share Multiplier shall be adjusted to equal the product of:

(i)	the prior Share Multiplier, and

(ii)	a fraction, the numerator of which shall be the number of shares of the Underlying Stock outstanding at the close of trading on the Trading Day before the Ex-Dividend Date (as adjusted for any subsequent event requiring an Antidilution Adjustment hereunder) plus the number of additional shares of the Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and the denominator of which shall be the number of shares of the Underlying Stock outstanding at the close of trading on the Trading Day before the Ex-Dividend Date (as adjusted for any subsequent event requiring an Antidilution Adjustment hereunder) plus the number of additional shares of the Underlying Stock (referred to herein as the additional shares) that the aggregate offering price of the total number of shares of the Underlying Stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the Closing Price on the Trading Day before the Ex-Dividend Date for the issuance.

The number of additional shares shall be equal to:

(i)	the product of the total number of additional shares of the Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and the exercise price of the rights or warrants, divided by

(ii)	the Closing Price of the Underlying Stock on the Trading Day before the Ex-Dividend Date for the issuance.

If the number of shares of the Underlying Stock actually delivered in respect of the rights or warrants differs from the number of shares of the Underlying Stock offered in respect of the rights or warrants, then the Share Multiplier shall promptly be readjusted to the Share Multiplier that would have been in effect had the Antidilution Adjustment been made on the basis of the number of shares of the Underlying Stock actually delivered in respect of the rights or warrants.

Each of the following is a “Reorganization Event”:

(i)	the Underlying Stock is reclassified or changed;

(ii)	the Underlying Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of the Underlying Stock are exchanged for or converted into other property;

(iii)	a statutory share exchange involving outstanding shares of the Underlying Stock and the securities of another entity occurs, other than as part of an event described above;

(iv)	the Underlying Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

(v)	the Underlying Stock Issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer); or

(vi)	the Underlying Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of the Underlying Stock.

If a Reorganization Event occurs, the Calculation Agent shall adjust the Share Multiplier to reflect the amount and type of property or properties – whether cash, securities, other property or a combination – that a prior holder of the number of shares of the Underlying Stock represented by its investment in the Notes would have been entitled to in relation to an amount of shares of the Underlying Stock equal to what a holder of shares of the Underlying Stock would hold after the Reorganization Event has occurred. We refer to this new property as the “Distribution Property”.

For the purpose of making an Antidilution Adjustment required by a Reorganization Event, the Calculation Agent shall determine the value of each type of the Distribution Property. For any Distribution Property consisting of a security, the Calculation Agent shall use the Closing Price of the security on the relevant Trading Day. The Calculation Agent may value other types of property in any manner it determines to be appropriate. If a holder of shares of the Underlying Stock may elect to receive different types or a combination of types of Distribution Property in the Reorganization Event, the Distribution Property shall consist of the types and amounts of each such type of property distributed to a holder of shares of the Underlying Stock that makes no election, as determined by the Calculation Agent.

If any Reorganization Event occurs in each case as a result of which the holders of the Underlying Stock receive any equity security listed on a national securities exchange or traded on the Nasdaq National Market, which we refer to as a “Marketable Security”, other securities or other property, assets or cash, which we collectively refer to as “Exchange Property”, the amount payable upon exchange at maturity with respect to the principal amount of each security following the effective date for such Reorganization Event (or, if applicable, in the case of spinoff stock, the Ex-Dividend Date for the distribution of such spinoff stock) and any required Antidilution Adjustment to the Share Multiplier shall be determined in accordance with the following and, for purposes of certain calculations and determinations in respect of the securities, such as the determination of the Final Stock Price and whether a Knock-In Event has occurred, the term “Underlying Stock” shall mean:

(a)	if the Underlying Stock continues to be outstanding, the Underlying Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the Share Multiplier in effect on the Valuation Date (taking into account any Antidilution Adjustments for any distributions described under paragraph (c)(1) below); and

(b)	for each Marketable Security received in such Reorganization Event, which we refer to as a “New Stock”, including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for the Underlying Stock, the number of shares of the New Stock received with respect to one share of the Underlying Stock multiplied by the Share Multiplier for the Underlying Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the “New Stock Share Multiplier”), as adjusted to the Valuation Date; and

(c)	for any cash and any other property or securities other than Marketable Securities received in such Reorganization Event, which we refer to as “Non-Stock Exchange Property”,

(1)	if the Underlying Stock continues to be outstanding, a number of shares of the Underlying Stock, determined by the Calculation Agent on the Trading Day immediately prior to the effective date of such Reorganization Event, with an aggregate value equal to the Share Multiplier in effect for the Underlying Stock on such Trading Day multiplied by a fraction, the numerator of which is the value of the Non-Stock Exchange Property on such Trading Day and the denominator of which is the amount by which the Closing Price of the Underlying Stock exceeds the value of the Non-Stock Exchange Property on such Trading Day; and the number of such shares of the Underlying Stock determined in accordance with this clause shall be added at the time of such Antidilution Adjustment to the Share Multiplier calculated under (a) above,

(2)	if the Underlying Stock is surrendered for Exchange Property that includes New Stock:

(i)	if the New Stock is a Marketable Security in existence prior to the effective date of the Reorganization Event, a number of shares of the New Stock determined by the Calculation Agent on the Trading Day immediately prior to the effective date of such Reorganization Event with an aggregate value equal to (x) the New Stock Share Multiplier as calculated under (b) above (without taking into account the additional shares in this provision) multiplied by (y) a fraction, the numerator of which is the value on such Trading Day of the Non-Stock Exchange Property received per share of the Underlying Stock and the denominator of which is the amount by which the Closing Price of the New Stock exceeds the value on such Trading Day of the Non-Stock Exchange Property received per share of the Underlying Stock, and

(ii)	if the New Stock is not a Marketable Security in existence prior to the effective date of the Reorganization Event, a number of shares of the New Stock determined by the Calculation Agent on the effective date of such Reorganization Event (or the following Trading Day if such day is not a Trading Day or if a Market Disruption Event occurs or is continuing on such day) with an aggregate value equal to the New Stock Share Multiplier in effect for the New Stock on such Trading Day multiplied by a fraction, the numerator of which is the value on such Trading Day of the Non-Stock Exchange Property received per share of the Underlying Stock and the denominator of which is the amount by which the Closing Price of the New Stock exceeds the value on such Trading Day of the Non-Stock Exchange Property received per share of the Underlying Stock (and, by way of clarification, for purposes of determining whether a Knock-In Event has occurred beginning on the effective date of such Reorganization Event until the time of such determination, the cash value of the Non-Stock Exchange Property shall be taken into account until the time of such determination), where the number of such shares of the New Stock determined in accordance with this clause shall be added to the New Stock Share Multiplier as calculated under (b) above either at the time of such Antidilution Adjustment, in the case of clause (i) above, or on the date of determination of additional shares, in case of clause (ii) above, or

(3)	if the Underlying Stock is surrendered exclusively for Non-Stock Exchange Property (in each case, a “Reference Basket Event”), an initially equal dollar weighted basket of three reference basket stocks (as defined below) with an aggregate value on the effective date of such Reorganization Event equal to the value of the Non-Stock Exchange Property multiplied by the Share Multiplier in effect for the Underlying Stock on the Trading Day immediately prior to the effective date of such Reorganization Event.

If a Reorganization Event occurs with respect to the shares of the Underlying Stock and the Calculation Agent adjusts the Share Multiplier to reflect the Distribution Property in the event as described above, the Calculation Agent shall make further Antidilution Adjustments for any later events that affect the Distribution Property, or any component of the Distribution Property, comprising the New Share Multiplier. The Calculation Agent shall do so to the same extent that it would make Antidilution Adjustments if the shares of the Underlying Stock were outstanding and were affected by the same kinds of events. If a subsequent Reorganization Event affects only a particular component of the number of shares of the Underlying Stock, the required Antidilution Adjustment shall be made with respect to that component as if it alone were the number of shares of the Underlying Stock.

For example, if the Underlying Stock Issuer merges into another company and each share of the Underlying Stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the shares of the Underlying Stock shall be adjusted to reflect two common shares of the surviving company and the specified amount of cash. The Calculation Agent shall adjust the Share

Multiplier to reflect any later stock split or other event, including any later Reorganization Event, that affects the common shares of the surviving company, to the extent described in this Section 6, as if the common shares were shares of the Underlying Stock. In that event, the cash component shall not be adjusted but shall continue to be a component of the number of shares of the Underlying Stock (with no interest adjustment). Consequently, the Final Stock Price shall include the final value of the two shares of the surviving company and the cash.

Following the occurrence of a Reference Basket Event described in paragraph (c)(3) above, the Redemption Amount for each security shall be determined by reference to Reference Basket Stocks at the basket stock Share Multiplier then in effect for each such a Reference Basket Stock as determined in accordance with the following paragraph.

The “Reference Basket Stocks” shall be the three stocks with the largest market capitalization among the stocks that then comprise the S&P 500 Index (or, if publication of such index is discontinued, any successor or substitute index selected by the Calculation Agent in its sole discretion) with the same primary Standard Industrial Classification Code (“SIC code”) as the Underlying Stock Issuer; provided, however, that a Reference Basket Stock shall not include any stock that is subject to a trading restriction under the trading restriction policies of Wachovia or any of its affiliates that would materially limit the ability of Wachovia or any of its affiliates to hedge the securities with respect to such stock. In the event that three Reference Basket Stocks cannot be identified from the S&P 500 Index by primary SIC code for which there is no trading restriction, the remaining Reference Basket Stock(s) shall be selected by the Calculation Agent from the largest market capitalization stock(s) within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC code for the Underlying Stock Issuer. Each Reference Basket Stock shall be assigned a basket stock Share Multiplier equal to the number of shares of such Reference Basket Stock with a Closing Price on the effective date of such Reorganization Event equal to the product of (a) the value of the Non-Stock Exchange property, (b) the Share Multiplier in effect for the Underlying Stock on the Trading Day immediately prior to the effective date of such Reorganization Event and (c) 0.3333333.

7. Global Security; Exchange

This Security is exchangeable in whole for definitive Registered Securities of this series of like tenor and of an equal aggregate principal amount only if (x) the Depositary with respect to the Securities of this series notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, (y) the Company in its sole discretion determines that this Global Security shall be exchangeable and executes and delivers to the Trustee a Company Order providing that this Global Security shall be so exchangeable or (z) there shall have happened and be continuing an Event of Default or any event which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this Global Security is a part. In the event this Global Security is exchangeable pursuant to the preceding sentence, it shall be exchanged in whole for definitive Securities of this series, of like tenor and of an equal aggregate principal amount in denominations of $1,000 or one Note and integral multiples in excess thereof; provided that, in the case of clauses (y) and (z) above, definitive Registered Securities of this series shall be issued in exchange for this Global Security only if such definitive Registered Securities were requested by written notice to the Security Registrar by or on behalf of a Person who is a beneficial owner of an interest herein given through the Holder hereof. Any definitive Registered Securities of this series issued in exchange for this Global Security shall be registered in the name or names of such Person or Persons as the Holder hereof shall instruct the Security Registrar. Except as provided above, owners of beneficial interests in this Global Security shall not be entitled to receive physical delivery of Securities in definitive form and shall not be considered the Holders thereof for any purpose under the Indenture.

Any exchange of a Global Security for one or more definitive Registered Securities of this series shall be made at the office of the Security Registrar in The City of New York.

8. Manner of Payment

Except as provided in the next paragraph, payment of any amount payable on this Security in U.S. dollars shall be made at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof.

Payment of any amount payable on this Security in U.S. dollars shall be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (a) the principal of this Security is at least $1,000,000 and (b) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: World Wide Securities Services, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof, this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder shall remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment shall be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Notwithstanding any provision of this Security or the Indenture, the Company may make any and all payments of principal and premium, if any, on this Security pursuant to the applicable procedures of the Depositary for this Security as permitted in the Indenture.

Notwithstanding any provision of this Security or the Indenture, if the Redemption Amount would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day, such amount may be paid or made available for payment on the next succeeding Business Day with the same force and effect as if such amount were paid on the Specified Day.

9. Tax Consequences

The Company and the Holder of this Security by acceptance hereof hereby agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize and treat this Security for all tax purposes as an investment unit consisting of (i) a non-contingent debt instrument (that is not treated as a short-term obligation) subject to the rules governing debt instruments issued by the Company to the Holder (the “Debt Portion”) and (ii) a stock-settled put option on the Underlying Stock written by the Holder and purchased by the Company (the “Put Option”). The Debt Portion of the Security shall be treated as having been issued for the amount the initial Holder paid for the Security and the interest payments on the Security shall be treated in part as payments of interest and in part as payments for the Put Option. The Company and the Holder further agree to treat     % of the stated interest payments on the Security as payment of interest on the Debt Portion and the remaining     % of the stated interest payments on the Security as payment for the Put Option.

Any tax, assessment or other governmental charge imposed upon any payment shall be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent without any obligation to increase such Payment.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank) as successor to Chemical Bank, as Trustee under the Indenture or its successors thereunder, by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

WACHOVIA CORPORATION

Dated:	By:
Name:
Title:

Seal	Attest:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A., as Trustee

By:
Authorized Officer

[REVERSE OF SECURITY]

1. Security and the Indenture

This Security is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, unlimited in aggregate principal amount, issued and to be issued in one or more series under an Indenture, dated as of April 1, 1983, between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank) as successor to Chemical Bank, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture (as hereinafter defined)), to which Indenture and all indentures supplemental thereto, including the Supplemental Indentures thereto dated May 17, 1986, July 1, 1988, and August 1, 1990 (the Indenture as so supplemented being herein called the “Indenture”), reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security is one of the series of Securities designated on the face hereof, limited to an aggregate principal amount not to exceed $9,100,000,000 (or the equivalent thereof in any other currency or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to issue and sell additional Securities. References herein to “this series” mean the series of Securities designated on the face hereof. The Securities of this series may be issued from time to time with varying maturities, interest rates and other terms.

The Securities of this series are issuable only in registered form without coupons in “Authorized Denominations”, which term shall have the following meaning. For each Security of this series having the Redemption Amount payable in U.S. dollars, the Authorized Denominations shall be $1,000 and integral multiples thereof. No Security of this series shall have a principal amount payable in a Required Currency other than U.S. dollars.

2. Redemption at the Option of the Company; No Sinking Fund

This Security shall not be redeemable at the option of the Company before the Maturity Date.

3. Repayment at the Option of the Holder

This Security shall not be subject to repayment at the option of the Holder.

4. Remedies

If an Event of Default with respect to Securities of this series shall occur and be continuing, the Redemption Amount per Note payable to Holders of the Securities of this series (including this Security and the interests represented hereby) may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment of the Redemption Amount per Note so declared due and payable, all of the Company’s obligations in respect of the payment of the Redemption Amount per Note of the Securities of this series (including this Security and the interests represented hereby) shall terminate.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series shall have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the Redemption Amount per Note of this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount per Note of this Security at the times, places and rate, and in the coin or currency, herein prescribed.

5. Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of Outstanding Securities of this series shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and the Persons who are beneficial owners of interests represented hereby, and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

6. Transfer or Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities of the series of which this Security is a part may be registered on the Security Register of the Company, upon surrender of such Securities for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of authorized denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of a Registered Security (including this Security) for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

The Securities of this series (including this Security) shall be dated the date of their authentication.

7. Governing Law

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.